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                                               Exhibit 21


                                    PennFed Financial Services, Inc.

                                     SUBSIDIARIES OF THE REGISTRANT


                                                                           Percentage          State
                                                                               of         of Incorporation
           Parent                               Subsidiary                  Ownership     or Organization
--------------------------------    ----------------------------------     ----------     ----------------
PennFed Financial Services, Inc.    Penn Federal Savings Bank                  100%       United States

PennFed Financial Services, Inc.    PennFed Capital Trust II                   100%       Delaware

PennFed Financial Services, Inc.    PennFed Capital Trust III                  100%       Delaware

Penn Federal Savings Bank           Penn Savings Insurance Agency, Inc.        100%       New Jersey

Penn Federal Savings Bank           Ferry Development Holding Co.              100%       Delaware

Penn Federal Savings Bank           Eagle Rock Investment Corp.                100%       New Jersey

Penn Federal Savings Bank           PennFed Title Service Corporation          100%       New Jersey


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